Exhibit 99.1

CBAK Energy Announces $70 Million Registered Direct Offering Priced At the Market Under Nasdaq Rules

DALIAN, China, February 8, 2021 /PRNewswire/ -- CBAK Energy Technology, Inc.  (“CBAK Energy”, or the “Company,” NASDAQ: CBAT), a leading lithium-ion battery manufacturer and electric energy solution provider, today announced that it has entered into a securities purchase agreement (the “Agreement”) with certain institutional investors for a registered direct placement of approximately $70 million of its common stock, priced at the market under applicable Nasdaq rules with a price of $7.83 per share. As part of the Agreement, the Company will issue certain Series A-1 Warrants to the investors to purchase a total of 4,469,988 shares of common stock and certain Series A-2 Warrants to purchase up to 2,234,992 shares of common stock, both of which are at a purchase price of $7.67 per share. Series A-1 Warrants and Series A-2 Warrants are exercisable for 42 months and 45 months, respectively, from the issue date. The Company will also issue certain Series B Warrants to the investors to purchase a total of 4,469,988 shares of common stock at a purchase price of $7.83 per share, which are exercisable for 90 days from the issue date.

The Company intends to use the net proceeds from the offering to further accelerate the Company's business plan, repay some of its outstanding debts, and fund any additional working capital needs.

The offering is expected to close on or about February 10, 2021, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent for the offering.

The common stock, Series B Warrants, Series A-2 Warrants and the common stock issuable upon the exercise of Serie B Warrants and Series A-2 Warrants being offered pursuant to the registered direct offering are being sold pursuant to a shelf registration statement on Form S-3 (File No. 333-250893), previously filed with the Securities and Exchange Commission (the "SEC") and declared effective on December 3, 2020. Such securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the registered direct offering will be filed with the SEC. The Series A-1 Warrants being offered in the concurrent private placement, along with the underlying common stock, have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

About CBAK Energy Technology, Inc.

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise engaged in the R&D, manufacture, and sales of high power lithium batteries. The application of its products and solutions covers such areas as electric vehicles, light electric vehicles, electric tools, transportation and energy storage. As the first lithium battery company in China listed in NASDAQ in 2006, CBAK Energy possesses China’s first production base specially engaged in power battery, and has multiple operating subsidiaries in both Dalian and Nanjing and a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For More Information:

CBAK Energy Technology, Inc.

Ms. Yuna Pei

Phone: +86-0411-39185900

Email: IR@cbak.com.cn